LEASE AGREEMENT
                                  ---------------

      THIS LEASE AGREEMENT (this "Lease") dated as of September 1, 2000, between DONEGAL MUTUAL INSURANCE COMPANY, 1195 River Road, Marietta, Pennsylvania 17547 ("Landlord") and PROVINCE BANK FSB, 1205 River Road, Marietta, Pennsylvania 17547 ("Tenant"). This Lease shall become effective (the "Commencement Date") on the date hereof.

                                 WITNESSETH THAT:

      1.  Premises. Landlord hereby leases to Tenant and Tenant hereby leases
          --------
from Landlord, for the term and upon the conditions and covenants set forth herein, 3,600 square feet of the building located at 1205 River Road, Marietta, Pennsylvania 17547 (the "Leased Premises").

      2.  Term. The term (the "Term") of this Lease shall commence on the
          ----
Commencement Date and shall end on the 31st day of August, 2001 (the "Expiration Date"). Tenant shall have the option to extend the Term of this Lease on the terms and conditions set forth herein for five successive one-year periods by giving Landlord written notice of its intent to do so at least 60 days prior to the expiration of the then current Term.

      3.  Rent. Tenant shall pay as rent the sum of $14,000 for the first year
          ----
of the Term, and to the extent extended pursuant to Paragraph 2 above, $16,000 for the second year of the Term and $20,000 for the third, fourth, fifth and sixth years of the Term. Such sum shall be payable in arrears to Landlord during the Term hereof, in twelve equal monthly installments payable on the first day of each month during the Term ("Monthly Rent").

      4.  Taxes and Other Impositions. Landlord agrees to pay the following (all
          ---------------------------
of which are herein called "impositions"): all levies, taxes, assessments (public or private), water and sewer rents and charges, liens, license and permit fees, charges for public utilities and all other charges, imposts or burdens of whatsoever kind and nature, whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the Term may be created, levied, assessed, confirmed, adjudged, imposed or charged upon or with respect to the Leased Premises located at 1205 River Road, Marietta, Pennsylvania or any improvements made thereto or on any part of the foregoing or any appurtenances thereto. Tenant shall not be required to pay any of the foregoing impositions.

      5.  Operating Charges of the Leased Premises. Landlord agrees to pay all
          ----------------------------------------
charges for water and sewer services, all costs and charges for electricity, heating and air conditioning in connection with the Leased Premises and all other costs and expenses involved in the care, management and use thereof (collectively, the "Operating Charges"). Tenant shall not be required to pay any of the foregoing Operating Charges.

      6.  Insurance. Landlord shall maintain at Landlord's expense throughout
          ---------
the Term:



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          a.  comprehensive general liability insurance coverage which coverage shall have a combined single limit for bodily injury and property damage liability in an amount not less than $1,000,000;

          b. fire and general casualty insurance covering damage to the Leased Premises in an amount not less than $400,000;

          c. all such other coverages as Landlord maintains on its premises situate at 1195 River Road, Marietta, Pennsylvania.

      7.  Maintenance and Repair of the Leased Premises. Landlord shall maintain
          ---------------------------------------------
the Leased Premises and any sidewalks, parking areas, curbs and access ways upon or adjoining the Leased Premises, and keep the same in good order and condition, and shall make or cause to be made all repairs necessary to maintain such good order and condition, whether such repairs be ordinary or extraordinary, foreseen or unforeseen.

      8.  Alterations; Consent of Landlord. Tenant shall not, without on each
          --------------------------------
occasion first obtaining Landlord's prior written consent, which shall not be unreasonably withheld by Landlord, make or permit to be made any alterations, improvements or additions to the Leased Premises.

      9.  Landlord's Right of Entry. Tenant agrees to permit Landlord and the
          -------------------------
authorized representatives of Landlord and of the holder of any mortgage or any prospective mortgagee to enter the Leased Premises at any time in response to an emergency and otherwise at all reasonable times and upon reasonable notice to Tenant for the purpose of inspecting the Leased Premises.

      10. Fire or Other Casualty. In case of damage to the Leased Premises,
          ----------------------
Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon cause the damage to be repaired with reasonable speed, using the proceeds of insurance policies, and subject to delays which may arise by reason of adjustment of loss under such insurance policies and for delays beyond reasonable control of Landlord. To the extent and for the time that the Leased Premises are thereby rendered untenantable, the rent shall proportionately abate. In the event damage shall be so extensive that Landlord shall decide not to repair or rebuild, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within 30 days after Landlord is notified of the casualty, be terminated as of a date specified in such notice (which shall not be more than 90 days thereafter), and the rent shall be adjusted to the termination date and Tenant shall thereupon promptly vacate the Leased Premises.

      11. Use of Leased Premises. The Leased Premises shall be used for the
          ----------------------
operation of a federal savings bank and for no other purpose without the prior written consent of Landlord.

      12. Covenant of Quiet Enjoyment. Landlord covenants that Tenant, upon
          ---------------------------
paying the Monthly Rent and upon observing and keeping all covenants, agreements and conditions


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of this Lease on its part to be kept, shall quietly have and enjoy the Leased
Premises during the Term without disturbance by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

      13. Condemnation. If all of the Leased Premises is taken or condemned for
          ------------
a public or quasi-public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, this Lease shall terminate as of the date the right of possession vests in the condemnor. In the event such portion of the Leased Premises is so taken so as to materially interfere with the use of the Leased Premises as a federal savings bank, Tenant shall have the right to terminate this Lease with 30 days notice to Landlord, and this Lease shall terminate as of the date set forth in Tenant's notice. If this Lease is not terminated in accordance with the remainder of this Paragraph 13, this Lease shall remain in full force and effect.

      14. Assignment or Sublet. Tenant shall not assign this Lease or sublet all
          --------------------
or any portion of the Leased Premises without first obtaining Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, in which event Tenant shall have the right to terminate this Lease upon 30 days notice to Landlord.

      15. Defaults; Remedies. The failure of Tenant to comply materially with
          ------------------
any term, covenant or condition of this Lease shall constitute an event of default hereunder. Prior to the exercise by Landlord of any remedies in connection with an event of default, Landlord shall provide a written notice of default to Tenant setting forth the basis therefor and Tenant shall have a period of 30 days from the receipt of such notice in which to cure such default. If an event of default is not cured by Tenant within such 30-day period, Landlord shall have the right to exercise all remedies available to Landlord at law or in equity.

      16. Notices; Payment of Rent. All notices required or permitted hereunder
          ------------------------
shall be in writing and sent by (a) United States registered or certified mail, return receipt requested, postage prepaid, (b) guaranteed overnight delivery service or (c) hand delivery, to the appropriate address set forth below or to such other address as Landlord or Tenant may designate from time to time in a written notice given to the other.

              To Landlord:    1195 River Road
                              Marietta, Pennsylvania 17547
                              Attention:  President

              To Tenant:      1205 River Road
                              P. O. Box 486
                              Marietta, Pennsylvania 17547
                              Attention:  President

Notices shall be deemed given and effective two business days following the date deposited in the United States mail, on the next business day if delivered to an overnight delivery service or on the date of delivery if hand delivered.


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      17. Surrender. At the expiration or earlier termination of this Lease,
          ---------
Tenant shall surrender the Leased Premises in good order and condition, ordinary wear and tear excepted. Tenant shall not remove any alterations, improvements and additions made by Tenant (except trade fixtures) and the same shall become property of Landlord.

      18. Nonwaiver. Any failure of Tenant or Landlord to enforce any remedy
          ---------
allowed for the violation of any provision of this Lease shall not imply the waiver of any such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only for the time and in the manner specifically stated.

      19. Captions. The captions in this Lease are for convenience only and are
          --------
not a part of this Lease and do not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

      20. Entire Agreement; Interpretation. This Lease represents the entire
          --------------------------------
agreement between the parties hereto with respect to the Leased Premises. This Lease shall not be modified in any manner or terminated except by an instrument in writing executed by the parties.

      21. Severability. If any provision of this Lease is found by a court of
          ------------
competent jurisdiction to be illegal, invalid or unenforceable, the remainder of this Lease will not be affected, and in lieu of each provision which is found to be illegal, invalid or unenforceable, there will be added as a part of this Lease a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      22. Governing Law. This Lease will be governed by and construed in
          -------------
accordance with the law of the Commonwealth of Pennsylvania.


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      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                       LANDLORD:

                                       DONEGAL MUTUAL INSURANCE COMPANY

                                       By: /s/ Donald H. Nikolaus
                                           ------------------------------------
                                           Donald H. Nikolaus, President and
                                           Chief Executive Officer


                                       TENANT:

                                       PROVINCE BANK FSB

                                       By: /s/ William J. McLaughlin
                                           ------------------------------------
                                           William J. McLaughlin, President and
                                           Chief Executive Officer


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